Exhibit 10.17

FIRST LEASE AMENDING AGREEMENT DATED AS OF: February 1st, 2021 BETWEEN: AND: PREAMBLE WHEREAS by a lease (the "Lease") signed on March 19 , 2020 by the Landlord, and on March 16 , 2020 by the Tenant, the Tenant leased from the Landlord certain premises having a rentable area of approximately sixty - four thousand six hundred forty - two ( 64 , 642 ) square feet (the "Premises"), located in the building bearing civic number 3195 de Bedford Road, in the City of Montréal (Borough of Cote - des - Neiges — Notre - Dame - de - Grâce), Province of Québec, H 3 S 1 G 3 (the ƒ BuiIding"), constructed on lot number 2 174 547 of the Cadastre of Québec, Registration Division of Montreal (the ƒ Land" and, collectively with the Building, the "Property"), for a term of fifteen (15) years and nine (9) months (the ƒ Term") commencing on September 1 , 2020 and terminating o n May 31 , 2036 ; WHEREAS the Parties have agreed to amend Section 5 . 1 (Base Rent) and Section 6 (Letter of Credit) of the Lease, in accordance with lhe terms and conditions hereinafter set forth ; and WHEREAS the Parties wish to put in writing the tems and conditions of their agreement . NOW, THEREFORE, the Parties agree as follows : 1. INTERPRETATION 1. This first lease amending agreement shall be referred to as the “Agreement. 2. All the terms used herein already defined in the Lease and not defined in the present Agreement shall have the same meaning as those ascribed respectively to them in the Lease . BEDFORD STORAGE LIMITED PARTNERSHIP, limitad partnership duly constituted under the laws of Ontario, having its head office at 266 King Street West, Suite 405 , Toronto, Province of Ontario, MSV 1 H 8 , herein acting and represented by its general partner, Bedford Self Storage Corporation, a corporation duly constituted pursuant to the laws of Ontario, having its head office at 266 King Street West, Suite 405 , Toronto, Province of Ontario, MSV 1 H 8 , itself represented by Paul Homak, its Vice - President, duly authorized as he so declares ; (the "Landlord") NWORKS MANAGEMENT CORP . , corporation governed by the Canadian Business Corporations Act having its head oflice at 20 Deschtnes Street, Saint - Quentin, Province of New Brunswick, E 8 A 1 M 1 , herein acting and represented by Anthony Levesque, Director of Operations, duly authorized in virtue of a resoluaon of the Directors dated e ; (the ’TenanF and, collectively with the Landlord, the "Parties") ACTIVE CA \ 42690898 \ 2

$0.00 $0.00 $0.00 Sept. 1, 2020 to Dec. 31, 2020 $13,467.08 $161,605.00 $2.50 Jan. 1, 2021 to Feb. 15, 2021 T‹ and Landlord 3. The preamble and schedules hereto, if any, shall form an integral part of this Agreement. 4. Unless otherwise indicated, all paragraphs of the present Agreement shall take effect retroactively as of November 15, 2020. 2. BASIC RENT 2 . 1 The second ( 2 ") row of the table inserted under Section 5 . 1 (Basic Rent) of the Lease is hereby am‹*' ru .. by replacing - Sept . 1 , 2020 to Nov . 15 , 2020 ƒ by ƒ Sept . 1 , 2020 to Dec . 31 , ? : \ and the third ( 3 '“) row of said fable is hereb \ • amended by replacing "Nov . 16 , 2020 to Feb . 15 , 2021 " by "Jan . 1 , 2021 to Feb . 15 , 2021 ", as follows : 3. LETTER OF CREDIT 3 . 1 Notwithstanding any provision of Section 6 (Letter of Credit) of the Lease to the contrary, the Letter of Credit shall remain in the amount of TWO HUNDRED THOUSAND DOLLARS ( $ 200 , 000 . 00 ) until November 30 , 2021 ; as of December 1 , 2021 the Letter of Credit shall be reduced to the amount of ONE HUNDRED TEN THOUSANO OOLLARS ( $ 110 , 000 . 00 ) and shall remain same for each annual renewal of the Letter of Credit until the end of the Term of the Lease . All the other terms and conditions of Section 6 (Letter of Credit) of the Lease shall continue to apply and remain in full force and effect . 4. MISCELLANEOUS PROVISIONS 1. Lease to Remaln in Effect . This Agreement contains the only amendments made to the Lease, and all the other terms and conditions set forth in the Lease shall remain unchanged and continue to apply . 2. Counterparts and Execution by Electronic Means . This Agreement may be executed in any number of counterparts, and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute only one and the same instrument . This Agreement may be executed in so - called "pdf' fomat and each party has the right to rely upon a pdf counterpart of this Agreement signed by the other party to the same extent as if such party had received an original counterpart . 3. Applicable Law . This Agreement shall be governed and interpreted in accordance with the laws in force in the Province of Quebec . Only the courts of the Province of Ouébec shall have jurisdiction to rule upon any dispute . The Parties a 9 ee to elect thal legal proceedings shall be heard before the courts of the judicial district in which the Property is located . ACTWC_CAl42680B99'G

4.4 4.5 4.7 Successors and Assigns . This Agreement shall be binding upon the Parties hereto as well as their successors and assigns . Brokerage Commission . The Tenant represents that it has not retained the services of any agent, broker or other representatives for the confusion of this Agreement . The Tenant shall indemnify and hold harmless the Landlord from any and all daims from any agent, broker or representative . 4.6 Confidentiality. The Parties shall keep the terms and conditions of this Agreement strictly confidential. Legal Advice . The Parties acknowledge that they have respectively received independent legal advice as regards to the provisions of this Agreement . 4 . 8 Language . The Parties hereto acknowledge to have requested that this Agreement and all documents related thereto be drafted in English . Les parties aux présenfes reconnaissent avoir requis que ie présent bail ainsi que tous /es documents qui y sont reliés soient rédigés en anglais . [The signatures are on the following page.) ACTNE.CAt42680899W

IN VIRTUE WHEREOF, the Landlord has signed thls Agreement in day of February 1st, 2021. BEDFORD STORAGE LIMfTED PARTNERSHIP, as Landlord Per: Na e: Pau omak Title: Vice - Prasident IN VIRTUE WHEREOF, the Tenant has signed this Agreement in xzn•rw , on the Isl day of February 1st. 2021. NWORKS M GEMfiMY CORP., as Tenant Per: Ńame: Ann Lavesque Tide: Director of Operations 4

SECOND LEASE AMENDING AGREEMENT

DATED AS OF: March 25TH, 2022

BETWEEN: **BEDFORD STORAGE LIMITED PARTNERSHIP**, limited partnership duly constituted under the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, herein acting and represented by its general partner, Bedford Self Storage Corporation, a corporation duly constituted pursuant to the laws of Ontario, having its head office at 266 King Street West, Suite 405, Toronto, Province of Ontario, M5V 1H8, itself represented by Paul Hornak, its Vice-President, duly authorized as he so declares;

(the "**Landlord**")

AND: **NWORKS MANAGEMENT CORP.**, corporation governed by the *Canadian Business Corporations Act*, having its head office at 20 Deschênes Street, Saint-Quentin, Province of New Brunswick, E8A 1M1, herein acting and represented by Pierre-Luc Quimper, Chief Executive Officer, duly authorized in virtue of a resolution of the Directors dated April 26, 2022, an extract of which is attached hereto;

(the "**Tenant**" and, collectively with the Landlord, the "**Parties**")

PREAMBLE

WHEREAS by a lease (the "**Original Lease**") signed on March 19, 2020, by Landlord, and on March 16, 2020, by Tenant, Tenant leased from Landlord certain premises having a rentable area of approximately sixty-four thousand six hundred forty-two (64,642) square feet (the "**Premises**"), located in the building bearing civic number 3195 de Bedford Road, in the City of Montréal (Borough of Côte-des-Neiges – Notre-Dame-de-Grâce), Province of Québec, H3S 1G3 (the "**Building**"), constructed on lot number 2 174 547 of the Cadastre of Québec, Registration Division of Montreal (the "**Land**" and, collectively with the Building, the "**Property**"), for a term of fifteen (15) years and nine (9) months (the "**Term**") commencing on September 1, 2020, and terminating on May 31, 2036;

WHEREAS by a first lease amending agreement entered into on February 1, 2021, between Tenant and Landlord (the "**First Amendment**"), the Parties amended the Lease to modify the Base Rent payable and the conditions applicable to the Letter of Credit, the whole in accordance with the terms and conditions set for in the First Amendment;

WHEREAS by an agreement entered into on September 9, 2021, between Tenant and Landlord (the "**Additional Agreement**"), the Parties amended the Lease to modify certain terms relating to the responsibility of the Parties for the costs of the Fire Security Watch, the Fire Panel, and of the Main Electrical Service Upgrades, the whole in accordance with the terms and conditions set for in the Additional Agreement;

WHEREAS the Parties have agreed to amend Section 6 (Letter of Credit), Section 8 (Utilities) and Section 16 (Default), in accordance with the terms and conditions set forth in this second amendment to the Lease (the "**Second Amendment**"); and

P.H. M

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WHEREAS the Original Leaae, the First Amendment, the Additional Agreement and thia Second Amendment ahall hereinaRer coI)ectivaIy rafarrad to as the 'Leaa• ƒ ; NDW, THEREFORE IN CONSIDERATION OF THE FOREGOING, THE PARTIES HAVE AGREED AS FOLLOWS: 1. IMTERPRETATION 1. All the tems used hefeln already defined In tha Lease and not defined In the present Second Amendment shall have the same meaning ae those ascribed raspeolvely to them in the Laase . 2. The preamble and schedules hereto, if any, shall fom an integral part of this Second AmendmanL 3. Unles 8 otherwise indicated, all paragraphs of the present Second Amendment ahall take effed ae of tha Early Occupancy Date . 2. ADDITIONAL RENT - ELEGTRICAL 1. NoMithstand|ng the provisions of Section 8 (Utilities) of tha Original Laaee to the contrery, tha Premises have not been separately metered ; Landlord havlng assumed the cost of Tenant's consumption of alecb 1 city in the Premises as oftha Early Occupancy Date, to be reimbursed as per the tems and conditions of this Second Amendment . 2. Notwithstanding Sadion 3 . 2 of tha Original Leasa, Tenant shall not have the obligation to pay for the cost of Tenant's alectricity consumption in the Premises during the Early Occupancy Period nor for the padod commendng on the Commencement Date up to December 31 , 2020 . 3. Tenant shall æimbuæe Lendlofd for the coat of Tanant's alectrîcity œnsumpllon for tha pariod œmrnencing on January 1 , 2021 until Decembœ 31 , 2021 deemed to be, fœ all intents and purposes, ONE HUNDRED NINETY - SEVEN THOUSAND SEVEN HUNDRED SIXTY - THREE DOLLARS AND SEVENTY - SIX CENTS (î$197,783.76) including applicable taxæ; Lendlord acknowledging recsipt of the fôllowing payments: a. the amount of FORTY THOUSAND DOLLARS ($40,000) raœived on or about Deœmber 1, 2021; d. the amount of FORTY THOUSAND OOLLARS ($40,iAXi) received on or about January 1, 2022; c. the amount of FIFTY - EIGHT THOUSAND EIGMT HUNDREO EIGMTY - ONE DOLLARS AND EIGHTY - EIGHT CENTS (558,881.88) received on or about February 1, 2022; and d. the amount of FIFTY - EIGHT THOUSAND EIGHT HUNDRED ElGf1TY - ONE DOLLARS AND EIGHTY - EIGHT CENTS ($58,081.88) receded on or 2 about March 1, 2022.

2.4 Tenant declares being entirely satisfied with the allocation of its electricity consumption for the period commencing on the Early Occupancy Date up to December 31, 2020; Tenant renouncing to all of its rights and recourses with respect to the fact that the Premises are not and will not be separately metered, and with the method of allocating the cost of its electricity consumption for such period.

2.5 Notwithstanding any provision of Section 8 (Utilities) of the Original Lease to the contrary, the Premises will not be separately metered and, as of January 1, 2022 and for the remainder of the Term, the Parties agree that Tenant's cost for its electricity consumption for the Premises (the "**Tenant's Electrical Costs**") shall be equal to the difference between the total costs of electricity charged by the relevant authorities to the Landlord for the electricity consumed for the entire Building (the "**Total Building Electricity Cost**"), and the total cost of the electricity consumed in all the premises of the Building, other than the Premises, as measured by sub-meters and at the rates charged to Landlord by the relevant authorities for the Building (the "**Other Premises Electricity Cost**"). For calendar year 2022, and as of January 1, 2022, the Other Premises Electricity Cost is estimated to TWO THOUSAND FIVE HUNDRED SIXTY DOLLARS ($2,560) per month, plus applicable taxes (the "**Other Premises Electricity Cost**"), subject to adjustments pursuant to Section 2.9.

2.6 Tenant shall pay, as Additional Rent, its Tenant's Electrical Costs to Landlord, provisionally, in equal consecutive monthly installments (the "**Electricity Provisional Installments**"), on the first day of each calendar month of each Lease Year, as of January 1, 2022, without abatement, set-off, deduction or compensation, subject to adjustments as provided herein.

2.7 Within a reasonable delay after each quarter of each Lease Year, Landlord shall remit to Tenant a statement indicating for such quarter the actual Tenant's Electrical Costs, the Building Electricity Cost, and the Other Premises Electricity Cost as per the sub-meter readings, along with supporting evidence (the "**Electrical Quarterly Statement**"). Furthermore, Landlord agrees to have electrical sub-meters measuring the electrical consumption in all of the premises of the Building save for the Leased Premises for which no sub-meters shall be installed. For the period commencing as of April 1, 2022, the quarterly adjustments to Tenant's Electrical Costs shall be based on the sub-meter readings and in accordance with the provisions of this Second Amendment.

2.8 Should the actual Tenant's Electrical Costs indicated in the Electrical Quarterly Statement exceed the total of the Electricity Provisional Installments already paid by Tenant to Landlord for such quarter, then Tenant shall reimburse such excess amount due to Landlord within 15 days following Tenant's receipt of the Electrical Quarterly Statement. Should the actual Tenant's Electrical Costs indicated in the Electrical Quarterly Statement be less than the total Electricity Provisional Installments already paid by Tenant to Landlord for such quarter, then such overpaid amount shall be credited by Landlord on the next monthly installment of Rent being due under the Lease.

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Landlord	Tenant
P.H.

2.9 As of January 1, 2022 and until Landlord indicates otherwise, the Electricity Provisional Installments shall be EIGHTEEN THOUSAND FIVE HUNDRED DOLLARS ($18,500.00) each, plus applicable taxes. At any time during the Term after December 31, 2022, Landlord shall have the right, upon a thirty (30) day prior written notice to that effect, to adjust the Electricity Provisional Installments and the Other Premises Electricity Costs, based on Landlord's reasonable estimate of the actual Tenant's Electrical Costs and of the Other Premises Electricity Costs for the Lease Year in question.

3. DEFAULT

3.1 For clarity, Tenant's failure to pay the Electricity Provisional Installments when due shall constitute an Event of Default in virtue of the Lease.

4. TENANT IMPROVEMENT TAXES

4.1 As per the provisions of the Lease, in the event a Taxing Authority determines that certain equipment, facilities, installations and other improvements made by Tenant to the Premises with respect to its use thereof (collectively, the "**Taxable Improvements**") are subject to taxation increasing thereby the sum of Real Estate Taxes, then in addition (without duplication) to Tenant's Proportionate Share of Real Estate Taxes, Tenant shall pay to Landlord, as Additional Rent, such portion of the Real Estate Taxes attributable to its Taxable Improvements (the "**Improvement Taxes**"). For clarity, to determine the Improvement Taxes attributable to the Tenant's Taxable Improvements, and retroactive to the Commencement Date, the following provisions shall apply:

4.1.1 for each valuation role or issue of a certificate of modification, the Improvement Taxes shall be determined by Landlord in accordance with the Taxing Authority's appraiser's assessment methodology and calculation. Should, despite reasonable efforts, Landlord be unable to obtain the necessary information from the Taxing Authority, Landlord can get the assistance of an independent appraiser to determine the value of the Taxable Improvements onto which shall be applied the then current tax rates as appearing on the Taxing Authority's tax invoices;

4.1.2 the cost of such independent appraiser will be included in the Operating Costs;

4.1.3 the determination of the Improvement Taxes made in accordance with the provisions of Section 4.1.1 shall be final and binding on the Parties; and

4.1.4 for clarity, and to avoid duplication, the Improvement Taxes shall be deducted from the sum of Real Estate Taxes prior to calculating Tenant's Proportionate Share payable thereof.

5. DECLARATIONS

5.1 Tenant hereby acknowledges and declares that, on the date of its execution of this Agreement, there are no uncured defaults by the Landlord under the Lease, and

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Landlord	Tenant
P.H.	[initials]

the Landlord has perfomad aJJ of ita obligations set folh in tha Lease; Tenant hereby renouncing to all of ita righB and recourses against Landlord with raspect 6. MISCELLANEOUS PROVISIONS 1. Lease to Ramain in Eff ¥ ct This Second Agreement contains the only amendmants made to the Lease, and ell the athar tama and conditions sat forth in the Leaae shall remain unchanged and continue to apply . 2. Counterparts and Execution by Electronic Meana . This Second Agreement may be executed in any numbar of counterparts, and each oounterpart shall anstitute an original instrument, but all such saparata counterparls ahall constitute only one and tha aame instrumenL This Second Agreemant may be executed in so - calbd "pdf" fomat and each party has the right to rely upon a pdf counterpart of this Second Agreement aigned by the dhar parly to the aamo extent aa if such party had rdcaived an original counterpart 5 . 3 Applicable Law . This Second Agreement shall be governed and interpreted in accordance with the laws in force in the Provif›ae of Québec . Only the courls of the Province of Québec shall have juñsdiction to rule upon any dispute . The Parties agree to alect that legal proceedings shall be heard before the courts of the judldal district in which the Property Is locatad . 4. Successors and Assigns. This Second Agreement shall be binding upon the Parties hereto as well as their successor and assigns 5. Confidentiality. Tha Parties shall keep the tems and conditions of this Second Agreement strictly confidential. 6. Legal Advice. The Parties acknowledge that they have respectively received indapendant legai advioe as ragarda to the provieione of this Second Agreement. 8 . 7 Language . Tha Parties hareto acknowledge to have requested that this Second Agreement be drafiad in English . Lea pacifies aux prfisentes naissenf avo/r requis que la Seconde Convention so”it rfidigfie en anglais . /T/ie signatures ere on the following pegs.) Lanz0ord T

IN VIRTUE WHEREOF, the Landlord has signed this Agreement in Toronto, on the 25 th day of March, 2022.

BEDFORD STORAGE LIMITED PARTNERSHIP, as Landlord

Per. ______________________
Name: Paul Hornak
Title: Vice-President

IN VIRTUE WHEREOF, the Tenant has signed this Agreement in Montreal, on the 26th day of April, 2022.

NWORKS MANAGEMENT CORP., as Tenant

Per. ______________________
Name: Pierre-Luc Quimper
Title: Chief Executive Officer

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48458653\5

CERTIFIED EXTRACT
OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF

NWORKS MANAGEMENT CORP.
(THE "CORPORATION")

ADOPTED ON April 26 __________, 2022.

"BE IT RESOLVED:

- *That the Corporation is hereby authorized to enter into a lease amending agreement with Bedford Storage Limited Partnership, as landlord, with respect to a lease entered into between them on March 19, 2020, as amended, with respect to premises located at 3195 de Bedford Road, in the City of Montréal, Province of Québec, in accordance with the terms and conditions described in the agreement submitted to the Board of Directors for approval, which agreement is hereby approved.*

- *That Pierre-Luc Quimper, Chief Executive Officer, be and is hereby authorized to sign the agreement with Bedford Storage Limited Partnership, substantially in form and substance to the draft agreement approved by these resolutions, and that he be authorized to approve the said agreement and to sign any other deeds and documents necessary or useful to give effect to these resolutions."*

I, ____________________, the ____________________ of the Corporation, hereby certify that the foregoing is a certified extract of resolutions adopted by the Board of Directors of the Corporation on ____________________, 2022 and that the said resolutions are still in force and effect, without any modification or amendment thereto.

Signed in Montreal ______, Province of Quebec, on April 26, 2022 ______, 2022.

____
Name:
Title:

7

Landlord	Tenant
P.H.	

48458653\5

'I9n E•v•lope IO: 6F0C3FCD - 31A9 - 4371 - 8226 - 97C0B7513441 BETWEEN. AND: AND: LANDLORD'S CONSENT TO A6S¥GN THE LEASE BEDFORD STORAGE LIMITED PAJ 2 TNERSHlP, limitea partnersr' . ip . duly constituted under lhe |av/s of Ontario, having its hoad office al 459 Eastern Avenue . , Suite SQ), Cit . y cf Toronto . P £ pvince Gf Onferio, M 4 fvl 1 C?, f \ erein act . ing and represented by its genial partner, BEDF”ORD SELF STORAGE CORPORATION . legal persQn duly incorporated under rhe Business Corpora ons Act (Onte‹o) . hcving its head office at 459 Eastern Avenue, Suita 500 . City of Toronto . Province of Omar a, I 44 M C 2 , itself represented by Paul Hurnak . its ViCe - President . duty authorized for the purposes hereof as he so declares ; (the "Landlord") NWORXS MANAGEfñENT CORP . , iegal parson, duly incorporated under Iha Canada 6 os'oess Corporations Acl, . naving its head offire al 20 Deschz • nes Slreet . 5 a‹nt • Quentin, Mew Bruns'aick, E 8 A 1 M 1 , herein acting and represented by Charles Thériauit . , ifs President , duly authorizud In virtue ef a res . oTution of the Directors dated October 9 , 2023 ; (the "Tenant") ENOVUIVI DATA CENT“E’RS CORP . , legal person, t 1 uly incorporated unde‹ the Canada Business Corporalian,s Act . , having he - ad cffice at 1 . Place V'I ¥ le - fdarie . Suite 3900 , Montreal . Ouebec, H 38 4 M 7 , herein represented by Elaine Qu mper . its President, duty authurized d . uIy autf \ orized in virtue of a resolution a/ tne Directors dated October 9 , 2023 ; (the "Assignee") PREAMBLE WHEREAS b \ ' a iease signed on March 19 . 2020 (the ”Initial Lease"), as amended by (i) a ftrst lease an . sending agreemenc dated as cf February 1 . 2021 (the "First Amendment’”), (ii) an agreamenl entered into on September 9 . 2 . 021 {the ”Addition a( Agree+rient“g . (iii) a sec ¢ ind lease amending agreement dated as of March 25 , 2 g 22 (the “Second Amendment"), all between the Landlord and fhe Tenant . , the Tenant leased from the Landlord certain premises Identified as “Unit 4 ", having a rentable area of approximately 64 . 642 square feet bthe ”Prerr+ioee*) located in the buikJing bearing civic number 3195 Bedford Road, City of Momreal . Province of Québec . H 3 S G 3 , for an initial !erm of fiheén (15) years and nine (9) months, commune . ng on September 1 , 2020 and t 6 rminaling on kray 31 . Z 036 . subject lo the renewal of lhe Lease, as the case may be, in accordance with Ser : tion 3 . 3 of the InJIia 1 Lease . and the Landlord's Righl to Terminate, as the case may be, in accordance with Section 3 . 4 of the lnitiel Lease (!he Initial Lease . the First Amendment, the Additionat Agreement and !he Second Arrfendrrienl collectively, lbe *’Lease") : WHEREAS the Initial Lease contains a covenant on the part of the Tenant nol to assign the Lease or sublet Ihe Leased Premises without the Landlord's consent ; WHEREAS the Tenant has agreed to assign the Lease to the Assignee . , the Assignee accepting (the ƒ Assignment“), subject to obtaining the Landlord's consent to such Assignment ; and 59644865 \ 4

WHEREAS, at the request of the Tenant, ihe Landlord has agreed to grant its consent (a the Assignmanl effective retroecl‹vely as of October 9 . 202 Z (the "Effective Date"), subject to and upon the tems and conditions herein set out . NOW THEREFORE, the Parties agree as follows : 1. INTERPRETATION 1. This agreement regarding the Landlord's consent to the assignment shall be referred to as the “’Agreement". 2. Unless otherwise defined herein or unless there be something in the subject or the context inconsistent therewith, all capitalized terms and expressions used herein shall have the same meaning as that ascribed to them in the Lease . 3. The preamble and schedules hereto, if any, shall form an integral part of this Agreement. 4. If thure is any conflict between the terms of If is Agreement end any of the provisions of the Lease, lie provisions of this Agreement shall prevail. 2. LANDLORD'S CONSENT 2.1 The Landlord consents to the Assignment as of the Effective Oate, subject to the foJlowing terms and conditions: 2. This consent does nol constitute a waiver of the AsSignee*s obligation lo obtain lh e Landiord's prior whiten consent to (i) any further assignment of the L ees , (ii} any subleose of the Premises, or any portion thereof . to a third party, (iit) any use or occupancy of the Premise 6 , or a portion thereof, by a third party, or (iv) any future change of control, vhi«h consent must be obtained i n accordance wilh fhe terms and conditions of the Lease : 3. By giving its consent to tcie Assignment, the Landlord dues not a 0 knO \ viedge or appro ve of any of the terms or ¢ : auditions of the Msignment as between the Tenanl and the Assignee excepl for the assignment of the Lease itself ; 4. As of the Effective Date, the Tenant and be Assignee shall be solidarity liable in favor of the Landlord in accordance with lhe provisions of Section 3 . 3 hefeof . prov ded that, as per lb lasl paragraph uf Article 13 of : he tn›fiaT Lease, such solidarity Shail only exlend to the expiry of the current Term (as defined in the Lease), excluding any extens ons o/ the Term through any renewals by the Assignee . For clarity, the Tenant shall remain solidarily iiable with th+ Assignee, wilhoul lhe Denefil of discussion or di’ ”?o' . , for all obiigations arising prior to lhe expiry of the current Term, including v*thout - 2 - 5RN496NA 2.1.1 This consent dces not in any way derogate from the rights of the Landlord urder the LeaSe unless otherwise expressly provided in this Agreement:

ilgn Envelope ID: 8F0C3FCD - 31A9 - 4371 - 8ZZ&97C0B7513441 2.1.5 limitation any year - end adjustments of Operating Costs and Real Estate Taxes for the period up undl expiry date of the current Term, and payable after the expiry of the current Term . Notwithstanding any provJslon In this Agreement or the Leasa, the Tenant shall remain obliged to provide the Letter of Credit to the Landlord until the Assignee provides a replacement Lettar of Credit In accordance with the Lease . As of the Effective Date, the Assignee, at Its cost, shall make all changes necessary (such as, for example, any change of name) to its certificate of insurance, insurance policles, permits, licenses and authorlzations, and any other document required under the Lease or at Law and related to the Tenant's use or occupancy of the Premises or fhe business carried out therein or therefrom ; 6. Concurrently with its execution of this Agreement, the Tenant shall pay the Landlord's cost in the amount of two thousand due hundred dollars ( $ 2 , 500 . 00 ), plus Sales Taxes, on account of the request for consent and the implementing documenlatlon of this Agreement ; and 7. For clarity, the Letter of Credit in possession of the Landlord shall remain in full forca and effect notwithstanding tha Assignment until the Assignee provides a replacement Letter of Credit in accordance with the Lease . 2. The Landlord's consent to the Assignment is deemed not to have bean delivered to the Tenant until the consent of the Landlord has been evidenced by the execution and dalivery of this Agreement by the Landlord to the Tenant and the Assignee, and until the condltion set forth in Secdons 2 . 1 . 6 has been complied with . 3. Notwithstanding the Effective Date or any provision in fhe Lease or this Agreement, the Landlord shall not have to make any adjustments or reimburse any amounts received from the Tenant as of the Effective Date on account of payments due by the Tanant under the Lease, and all such adjustments shall be made between the Tenant and the Assignee, each of them renouncing to any rights and recoumes against the Landlord with respect thereto . 3. ASSIGNEE'S DECLARATION AND COVENANT 1. The Assignee declares having read the Lease and being fully satisfied therewith 2. Tha Assignee accepts the Premises in the condition in which they axist as of the Effectiva Date . The Landlord has no responsibility or liability for making any renovations, alterations or improvements in or to the Premises for the delivery of the Premises to the Assignee on the Effective Date ; the Landlord remaining liable to perform only its repair and maintenance obligations as set forth in the Lease . Any further renovations, alterations or improvements in or to tha Premises shall be performed in accordance with the provisions of the Lease at the Assignee's expense, the Landlord remaining liable to perfom only its repair and maintenance obligadons as set forth in the Lease . - 3 -

'lgn Envebp• ID: sF0CzFCD - »1A8 - 4371 - 8z2&97C0a75t3441 3 . 3 Subject 1 o the last paragraph of Artic(e 13 of the Initial Laase and Section 2 . 1 . 4 above . as of the Effective Date, the ,i \ asignee covenants and agrees that il, together with the Tenant, shall be solidarity bound, without the beneM of discussion or division . by all the provisions of the Lease and liable te pay to Landlord all sums of any kind whatsoever and perform all obligations of any kind whatsoever which the Tenant Is obliged to pay or perform under the Lease or otherwise in respect of the Premises throughout the current Tef 7 n (as defined in the Leasa) including . without limitation, any laan payments to Lardiord and any charges biilad after the date hereof which relate to amounts payable Tn respect of the Premises pursuant to the Lease or otherwise which at Ihe data hareof eilher had not yet been billed to the Tenant or the Assignee or had been billed to \ he Tenant or Ihe Assignee on an esgmated basis subject to adjustment in acconiance with the provisions of the Lease . 4. TENANT'S DECLARATION 1. The Tenant declares and confirms that, to its knowledge, on the date of its execution of fhts Agreement (i) the Landlord has executed and performed all of tts obligations under tha Lease, (ii) no event has occurred or situation exists thai would, with the giving of notice or the passage of tima or both, constitute a default of ihe Landlord under the Lease, 8 nd (iii) the Tenant has no claims or recourses of whatsoever nature against the Landlord under the Lease . 2. On the Effective Date, the Tenant releases and waives any and all rights and remedies against the Landlord tc ' . which the Tenant may be entitled at law, or as Tenant undrr the Lease, it being understood that any ard all such rights and remedies, if any, are hereby assigned to the Asslgnee as per the Assignment . 5. NOTICES 1. Addresses for notices In accordance wlth Secdon 18.11 of the lnitlal Lease, shall be as follows, for the following Parties: 1. Lardlurd : 459 Easto n Avenue, Suite 500 , Toronto, Ontario M 4 M 1 C 2 ; attentio to Paul Hari ak, email : oau hornakt Dxvzstoranc' r . cHv . 2. Tenant : NWorks Management Corp . , 3195 Chem . Bedford Suite D, Montreal, Quebec H 3 S 1 G 3 , Adention ; President, emall : c : heria Jtjo› loco : «c! . 6. MISCELLANEOUS PROVISIONS 6.1 Effect. This Agreement lakes effect retroactively as of October 9, 2023. - 4

6 2 Lease . This Agreement contains the only amendment made to the Lease, and all the other terms and conditions set forth in the Lease shall remain unchanged and continue t o apply . 6.3 Reglstratlon . This Agreement may not be registered In any manner other than by notice of lease pursuant to Article 2999 . 1 of the Civil Code of Qudbac, and only after the Assignee has obtained the Landlord's wriksn approval, and without mention of any financial terms . The provisions of Section 18 . 2 of the Initial Lease shall apply mufafis mutandis to this Agreement . 6.4 PDF and Counterparts . This Agraement may be executed in one or more counterparts, each of which when so exacuted will be daemed an original, and such counterparts together shall constitute one and the same instrument . The Agreement may be executed by elecPonlc signature (including by way of example, DocuSlgn) and delivared by electronic transmission in . pdf or similar universally readable format and the addressees of thls Agreement may rely upon all such electronic signatures as though such electronic signatures were original signatures . 6.5 Applicable Law. This Agreement shall be governed and construed in accordance with the laws of the Province of Québec and the laws of Canada applicable therein. 6.6 Judicial District The Parties agree to elect that any legal proceeding relating to this Agreement shall be heard before the Courts of the judicial district of Montreal. 8 . 7 Successors and Assigns . This Agreement shall be binding upon the Partles hereto as well as their respective successors and assigns . 8. Brokerage Commission . The Tenant and the Assignee represent that they have not retained the services of any agent, broker or other reprasentatives for the conclusion of this Agreement . The Tenant and the Assignee shall indemnify and hold hamless the Landlord from any and all claims from any agent, broker or representative . 9. Confidentiality . The Parties shall keep the terms and conditions of this Agreement strictly confidential . 10. Legal Advice . The Parties acknowledge that they have respectively received independent legal advice as regards to the provisions of thls Agreement and that all provisions of this Agreement have been frealy and fully negotiated and that this Agreement does not constltute a contract of adhesion . 11. Time of the Essence. Time is of the essence of this Agreement. 6.12 Language. The Parties have requested that this Agreement be drafted in English. Les Parties onr mquis que la prdsente convenfion soit rédigée en anglais. [Signature page art I/Ie following page./

Sign E«vabpe O: 8F0CsFCD41As - 4371 - 8Zz8 - e7C‹a7513‹a1 IN ViRTUE WHEREOF, the Landlord has signed this Agreement in T WtO , Ofl lhe ' 8'" day of lhe month of March 2024. BEDFORD STORAGE LIMITED PARTNERSHIP, represented by BEDFORD SELF STORAGE CORPORATION (Landlord) Par: Name: P9uI #foma”k Tltle: Vice President IN VIRTUE WHEREOF, the Tenant has signed this Agreement in Montreal, on the 12" day of the month of March 2024. MWORKS MANAGEMENT CORP. (Tenant) all@s Thériault Title: President IN VIRTUE WHEREOF, the Assignee has signed this Agreement in Saint - Ouentin, on the 12 " day of tha month of March 2024. ENOVUM DATA CENTERS CORP. - 6 -

E •ei•ia ID: 6F0C3FCD - 31A9 - 4371 - 6zze - 97C0B7513441 CERTIFIED EXTRACT OF RESOLUTIONS OF THE BOARD OF DIRECTORS OF NWORKS MANAGEMENT CORP. (THE "CORPORATION") ADOPTED ON OCTOBER 9 , 2023 . “BE IT RESOLVED - To authorize the Corporation to enter into the following agreements to be antered into on or following the date hereof : Assignment of lease with NWorks Management Corp . and Bedford Storage Limited PaMership ; (*be “Agreements"), the whole according to the terms and conditions set forth in the draft Agreements which have been revie’ • art by the undersigned and are hereby approved ; To authorize any otticer or director of ttie Corporation, to execute and fieiivgr, for and on behalf pf the Corporation, the Agreements anrf all other documents which may tJe necessary or useful to give affect to the present resolution, with such changes, additions, dalotions . modifications and amendments thereto ar›d therefrom tnat he may approve, his signature tO the Agreement or to any such agreements or documents to De interpreted as cone \ usive ev'denca of the approval of the Board of Directors . “ I, Charles Thériault, the President of the Corporañon, hereby certify tha( the fn/eooing is a certified extract of resolutions adopted by the Board of Directors of the Corporaiion on October 9 , 2023 and that the said resolutions ara still in farce and effect, \ vithoul any mo dificationor amendment thereto . Signed in Montreal, Province of Quebec, on March 1 g" , 2024 . Name: h r e T ult Title: President “” ” - 7 -

vaIoI< : 8F0caruu• in • . - CERTIFIED EXTRACT OF RESOLUTIONS OF THE BOARo or oiRECTORS OF ENOVUM DATA CENTERS CORP. (THE "CORPORATION") ADOPTED ON October 9 , 2023 . "BE IT RESOLVED : To a'a‹hcrize the Corporation to enter into the following agreements to be entered into on or following the date hereof : Assignment of lease with MWorks Management Corp . and Bedford Storage Limited Partnership ; (the ”Agreements"), the whole according to the terms and conditions set fom in the draft Agreements which have been reviewed by the undersigned and are hereby approved ; la authorize any officer or atrector of Ihe Corporation, to execute and deliver . for and on behalr of the Corporation . !he Agraemenis and alt othar documents which may be necessary Of usaful ! • 9 ‹ ve effect tu the present resolution, with such changes, additions, de/a(ions, modifications and amendments {hereto and therefrom that he may approve . his signature to he Agree . mem or to eny Such agroemen‹S or uocumenN to be interpretect as conclusive evidence a! lie approved of the Board of Directors . “ I . *Maine Quimpar, the Prasident of the Corporation . hereby certify that lhe foregoing is a certified ex rec \ of resolutions adopted by {he Ooaro of DirectorS of tke Corporaton en October 6 , 2023 andf !hat the said resolutions ara still in force a»d ePect, without any modification or amendment thereto . Signed In Saint - Quandn, Province of New Brunswick, on March ’ 2 " . 2024 . 5BN496MA